As filed with the Securities and Exchange Commission on December 7, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VAIL RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0291762
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

390 Interlocken Crescent, Suite 1000, Broomfield, Colorado  80021

(Address of Principal Executive Offices)  (Zip Code)

Vail Resorts, Inc. 2015 Omnibus Incentive Plan

(Full title of the plan)

David T. Shapiro, Esq.

Executive Vice President, General Counsel and Secretary

Vail Resorts, Inc.

390 Interlocken Crescent

Broomfield, Colorado 80021

(Name and address of agent for service)

(303) 404-1800

(Telephone number, including area code, of agent for service

Copy to:

John B. Beckman

C. Alex Bahn

Hogan Lovells US LLP

Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $.01 per share	4,416,052	$119.88	$529,396,314	$53,310.21

(1)         4,416,052 shares of Common Stock of Vail Resorts, Inc. (the “Company” or the “registrant”) are being registered under the Vail Resorts, Inc. 2015 Omnibus Incentive Plan (the “Plan”) (representing the sum of (i) 2,600,000 shares and 1,816,052 shares, representing the number of shares previously available under the Amended and Restated 2002 Long-Term Incentive and Share Award Plan as of December 4, 2015, the date shareholders approved the Plan, or that have become available since that date as the result of previously outstanding awards that terminated without issuance prior to the date of this filing).  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares of common stock that, by reason of certain events specified in the plan (e.g., anti-dilution adjustments), may become subject to such plan.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low sales prices reported for the Registrant’s common stock on the New York Stock Exchange on December 1, 2015 of $119.88 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan as required by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

The following documents and all other documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all the shares of common stock offered hereby have been sold or that deregisters all such shares of common stock then remaining unsold, shall be deemed incorporated by reference herein and to be a part of this registration statement from the date of filing of such documents:

(a)           the Registrant’s annual report on Form 10-K for its fiscal year ended July 31, 2015, filed with the Commission on September 28, 2015;

(b)           the Registrant’s quarterly report on Form 10-Q for its quarterly period ended October 31, 2015, filed with the Commission on December 7, 2015;

(c)           the Registrant’s Current Reports on Forms 8-K (other than information furnished not filed) filed with the Commission on September 28, 2015 and December 7, 2015; and

(d)           the description of the Registrant’s common stock as set forth in the Registrant’s registration statement on Form 8-A filed with the Commission on July 3, 1996 (File No. 001-09614), including all amendments and reports filed for the purpose of updating such description.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.                                Description of Securities.

Not applicable.

Item 5.                                Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides as follows:

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section.  Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans;  references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan;  and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries;  and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.  The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Section 37 of the Registrant’s Bylaws provides as follows:

(a) Without limiting the generality or effect of Article Eight of the Restated Certificate of Incorporation, the Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (an “Indemnitee”) who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director, officer, or employee of the Corporation or while a director, officer, or employee of the Corporation is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), or anything done or not done by such person in any such capacity, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that, except as otherwise required by law, the Corporation shall indemnify (and advance expenses to) any such person in connection with a Proceeding, or part thereof, initiated by such person (including claims and counterclaims, whether such counterclaims are asserted by (i) such person, or (ii) the Corporation in a Proceeding initiated by such person) only if such Proceeding, or part thereof, was authorized or ratified by the Board.  Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding (other than a Proceeding, or part thereof, with respect to which the proviso of the preceding sentence denies indemnification), consistent with the provisions of applicable law as then in effect.

(b) To receive indemnification under this Bylaw 37, an Indemnitee shall submit a written request to the Secretary.  Such request shall include documentation or information that is necessary to determine the entitlement of the Indemnitee to indemnification and that is reasonably available to the Indemnitee.  Upon receipt by the Secretary of such a written request, the entitlement of the Indemnitee to indemnification shall be determined by the following person or persons who shall be empowered to make such determination:  (i) the Board by a majority vote of the Directors who are not parties to such Proceeding, whether or not such majority constitutes a quorum, (ii) a committee of such Directors designated by a majority vote of such Directors, whether or not such majority constitutes a quorum, (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (iv) the stockholders of the Corporation.  Notwithstanding the foregoing, in the event that a change of control (as defined below) has occurred, such determination shall, if the Indemnitee so requests, be made by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee.  The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Corporation not later than 60 days after receipt by the Secretary of a written request for indemnification.

For purposes of this Bylaw 37(b), a “change of control” will be deemed to have occurred if the individuals who, as of the effective date of these Bylaws, constitute the Board (the “incumbent board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the Directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(c) To receive an advancement of expenses under this Bylaw 37, an Indemnitee shall submit a written request to the Secretary.  Such request shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be accompanied by an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Bylaw 37 or otherwise.  Each such advancement of expenses shall be made within 20 days after the receipt by the Secretary of a written request for advancement of expenses.

(d) In the event that a determination is made that the Indemnitee is not entitled to indemnification or if payment is not timely made following a determination of entitlement to indemnification pursuant to Bylaw 37(b) or if an advancement of expenses is not timely made under Bylaw 37(c), the Indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law.  In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL.  Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL.  Neither the failure of the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Bylaw 37 or otherwise shall be on the Corporation.

(e) The indemnification and advancement of expenses provided by or granted pursuant to this Bylaw 37 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any Bylaw, agreement, contract, vote of stockholders or disinterested Directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(f) The Corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to agents or groups of agents of the Corporation with the same scope and effect as the provisions of this Bylaw 37 with respect to the indemnification and advancement of expenses of Directors, officers, and employees of the Corporation.

(g) If any provision or provisions of this Bylaw 37 are held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this Bylaw 37 (including, without limitation, all portions of any paragraph of this Bylaw 37 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Bylaw 37 (including without limitation, all portions of any paragraph of this Bylaw 37 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

Article 8 of the Registrant’s Amended and Restated Certificate of Incorporation provides as follows:

SECTION 8.01           Indemnity.  Each person serving as a director, officer or employee of the Corporation (including the heirs, executors, administrators or estate of such person), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law or any other applicable law as currently or hereafter in effect.

SECTION 8.02            Modification of Indemnification.  Without limiting the generality or the effect of the foregoing Section 8.01, the Corporation may adopt by-laws or enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article 8 or the Delaware General Corporation Law or any other applicable law.  Notwithstanding anything contained in Article 6 of this Amended and Restated Certificate of Incorporation or in the by-laws of the Corporation to the contrary, the amendment or repeal of, or adoption of any provision inconsistent with, this Article 8 shall be taken only upon the affirmative vote of the holders of at least 80% of the Common Stock issued and outstanding entitled to vote thereon.  Any amendment or repeal of, or adoption of any provision inconsistent with, this Article 8 shall not adversely affect any right or protection existing hereunder prior to such amendment, repeal, or adoption.

SECTION 8.03             Non-Exclusivity.  The right of indemnification provided in this Article 8 shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled including, without limitation, any contract approved by a majority of the Directors, whether or not the Directors approving such contract are or are to be or may become parties to such contract or similar contracts.

Item 7.                                Exemptions from Registration Claimed.

Not applicable.

Item 8.                                Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index, which appears elsewhere herein and is incorporated herein by reference.

Item 9.                                Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on this 7th day of December, 2015.

VAIL RESORTS, INC.

By:	/s/ Robert A. Katz
Name:	Robert A. Katz
Title:	Chief Executive Officer and Chairman of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David T. Shapiro and Michael Z. Barkin, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, a registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he/she himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Robert A. Katz	Chief Executive Officer and Chairman of the Board of Directors	December 7, 2015
Robert A. Katz	(Principal Executive Officer)

/s/ Michael Z. Barkin	Executive Vice President and Chief Financial Officer	December 7, 2015
Michael Z. Barkin	(Principal Financial Officer)

/s/ Mark L. Schoppet	Senior Vice President, Controller and Chief Accounting Officer	December 7, 2015
Mark L. Schoppet	(Principal Accounting Officer)

/s/ Roland A. Hernandez	Director	December 7, 2015
Roland A. Hernandez

/s/ Susan L. Decker	Director	December 7, 2015
Susan L. Decker

/s/ John T. Redmond	Director	December 7, 2015
John T. Redmond

/s/ Hilary A. Schneider	Director	December 7, 2015
Hilary A. Schneider

/s/ D. Bruce Sewell	Director	December 7, 2015
D. Bruce Sewell

/s/ John F. Sorte	Director	December 7, 2015
John F. Sorte

/s/ Peter A. Vaughn	Director	December 7, 2015
Peter A. Vaughn

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Vail Resorts, Inc. 2015 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.1 on Form 8-K of Vail Resorts, Inc. filed December 7, 2015).
5.1*	Opinion of Hogan Lovells US LLP with respect to the legality of the common stock registered hereby.
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Hogan Lovells US LLP (contained in its opinion filed herewith as Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this registration statement).

* Filed herewith.